Filed Pursuant to Rule 424(b)(3)	Registration No. 333-158917

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 13, 2009)

OCEAN SMART, INC.
22,415,679 Shares of Common Stock

This prospectus supplement supplements and amends information in the prospectus filed May 13, 2009 and should be read in conjunction with such prospectus. Unless the context indicates otherwise, the information contained in this Prospectus Supplement supersedes the information contained in the Prospectus.

Ocean Smart, Inc. (the “Company”) is filing this prospectus supplement solely to make note that 3,400,000 additional shares of our common stock were included in the S-1 filed on May 13, 2009; these 3,400,000 shares were not included in the S-1 that we filed on March 9, 2009 and which is now a part of the May 13th S-1.  The 3,400,000 shares represent shares of common stock underlying options and shares of restricted common stock granted to one of our consultants in exchange for the services they will provide to us.  Accordingly, the new amount of shares registered under our Registration Statement is 22,415,679.